Exhibit 99.1

Ecoark Holdings to Expand into Financial Services

Acquisitions of leading fund management and asset management firms establishes national financial planning and investment platform

SAN JOSE, Calif. – June 6, 2019 – Ecoark Holdings, Inc. (“Ecoark”) (OTCQX: ZEST), today announced that it has entered into a definitive agreement to acquire Trend Discovery Holdings, Inc. (“Trend”), a fund management company with a successful eight-year track record for its investors. Trend’s fund manager, William B. Hoagland, CFA, has additionally been named Principal Financial Officer of Ecoark.

Ecoark has also executed a non-binding Letter of Intent (“LOI”) to acquire Nepsis Inc.™ (“Nepsis”). Founded in 1995, Nepsis is a well-established asset management and financial planning company built upon its powerful “Invest With Clarity™” brand.

Since its inception in 2011, Ecoark has invested in new types of business projects as part of its ongoing operations. Ecoark hopes to build on the foundation of this strategy by merging the successful professional investment teams from Trend Discovery and Nepsis into the company. Ecoark expects to deliver increased value to its shareholders by providing new and increasing business opportunities.

Trend has built a successful alternative investment fund management platform while delivering outstanding returns to its investors. Additionally, Nepsis, is a world-class money management and advisory platform that provides the ability to scale the platform nationally via the roll-up and acquisition of regional financial advisory firms. By combining the management of the financial planning services and asset managers with fund management Ecoark can provide a broader spectrum of opportunities for investors.

“When we considered the merit of the acquisitions of Trend and Nepsis, we identified what we believe can provide significant long-term value creation for all Ecoark stakeholders,” said Randy May, CEO and Chairman of Ecoark. With the ability to provide massive scale in the asset management and financial planning marketplace, it provides Ecoark with a substantial pathway to revenue, earnings growth and long-term financial stability.

“This acquisition merges the strength of Trend’s fund management with the market and technical vision of Ecoark”, stated William Hoagland. “I am excited to join the Ecoark team and see tremendous opportunity with this combined investor platform.”

“The combination of Trend’s fund management platform with Nepsis’ best-in-class Separately Managed Accounts (SMA) and financial planning solution, strategically positions Ecoark with a unique platform for investors and provides the capital and fee generation capability to expand into a top-tier asset management and financial advisory firm,” said Mark Pearson of Nepsis.

Zest Labs, a wholly-owned Ecoark subsidiary, will continue to maintain its focus on modernizing the post-harvest fresh food supply chain and reducing fresh food waste. The acquisitions of Trend and Nepsis will strengthen Ecoark financials which provides strategic flexibility for all Ecoark companies. The acquisition of Trend has been completed. The acquisition of Nepsis is expected to be completed in the next 90 days.

About Ecoark Holdings, Inc. and Zest Labs

Founded in 2011, Ecoark is an AgTech company modernizing the post-harvest fresh food supply chain for a wide range of organizations including growers, suppliers, distributors and retailers. The company’s wholly-owned subsidiary, Zest Labs, offers the Zest FreshTM solution, a breakthrough approach to quality management of fresh food, is specifically designed to help substantially reduce the $161 billion amount of food loss the U.S. experiences each year. Through item-level monitoring and real-time predictive analytics, Zest Fresh enables customers to improve the freshness and quality of produce and proteins, realize substantial cost savings and reduce food waste. To learn more about Zest Fresh click here.

Forward Looking Statements

In addition to historical information, this release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this release that address activities, events or developments that are expected or anticipated to occur in the future are forward-looking statements and are identified with, but not limited to, words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions (or the negative versions of such words or expressions). Forward-looking statements include, without limitation, information concerning possible or assumed future results of operations, including all statements regarding financial guidance, anticipated future growth, business strategies, competitive position, industry environment, potential growth opportunities and the effectiveness of the technology discussed in this release and the effects of regulation. These statements are based on management’s current expectations and beliefs, as well as a number of assumptions concerning future events. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside management’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks include, without limitation, the risk of increased competition; the potential inability to grow and manage growth profitably, including that the collaboration between AgroFresh and Zest may not yield the results expected, the technology described herein may not perform as intended, risks associated with acquisitions and investments, changes in applicable laws or regulations, and the possibility of adverse economic, business, and/or competitive factors. Additional risks and uncertainties are identified and discussed in each company’s filings with the SEC, which are available at the SEC’s website at www.sec.gov.

ZEST FRESH™ and ZEST LABS™ are trademarks of Zest Labs, Inc.

Contact:

Investor Relations:

John Mills

ICR

646-277-1254

John.Mills@icrinc.com

Media Relations:

Greg Wood

Zeno Group for Zest Labs

650-801-7958

Greg.Wood@zenogroup.com

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